UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2004

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:    (312) 326-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On March 3, 2004, RR Donnelley & Sons Company announced that it intended to offer, subject to market and other conditions, unsecured notes. On March 10, 2004, the company closed the sale of $1 billion principal amount of unsecured notes in two tranches, consisting of a $400 million principal amount tranche (generating $399.4 million in gross proceeds) due April 1, 2009 with an interest rate of 3.75% and a $600 million principal amount tranche (generating $597.6 million in gross proceeds) due April 1, 2014 with an interest rate of 4.95%. Standard & Poor’s assigned a single-A minus rating to the notes and Moody’s Investor Service assigned a Baa1 rating to the notes.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

Exhibit Number	Description of Exhibit
99.1	Press Release issued by R. R. Donnelley & Sons Company dated March 3, 2004

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

By:	/S/ SUZANNE S. BETTMAN

Suzanne S. Bettman Sr. Vice President, General Counsel and Assistant Secretary

Date: March 15, 2004

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
99.1	Press Release issued by R. R. Donnelley & Sons Company dated March 3, 2004.